    As filed with the Securities and Exchange Commission on December 7, 1999

                                                      Registration No. 333-_____
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                     ____________________________________

                               BEA SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)
             _____________________________________________________

                        Delaware                                                 77-0394711
(State or Other Jurisdiction of Incorporation or Organization)       (I.R.S. EmployerIdentification No.)

                            2315 North First Street
                              San Jose, CA 95131
                   (Address of Principal Executive Offices)

                               The Theory Center
          Amended and Restated 1999 Stock Option/Stock Issuance Plan
                           (Full Title of the Plans)
                ______________________________________________

                            William T. Coleman III
                     Chairman and Chief Executive Officer

                               BEA SYSTEMS, INC.
                            2315 North First Street
                              San Jose, CA 95131
                    (Name and Address of Agent for Service)

                                (408) 570-8000
         (Telephone Number, Including Area Code, of Agent For Service)

                                  Copies to:
                              Cori M. Allen, Esq.
                            Morrison & Foerster LLP
                              755 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 813-5600
              __________________________________________________

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                               Proposed                 Proposed
                              Amount                  Maximum                   Maximum                  Amount of
Title of Securities to        to be                Offering Price          Aggregate Offering           Registration
 be Registered              Registered             Per Share(1)                 Price(1)                    Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock,                 910,600               $83.25                   $75,807,450.00               $20,013.17
$.001 par value per
share
===========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The proposed maximum offering price per share and the proposed aggregate maximum offering price have been determined on the basis of the high and low prices quoted on the Nasdaq National Market on November 30, 1999.

===============================================================================

                                    PART I

                          INFORMATION REQUIRED IN THE
                           SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.



                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed by BEA Systems, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended April 30, 1999 and July 31, 1999.

     3. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 000-22369).

     All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation provides that the Company shall indemnify to the fullest extent permitted by Section 145 ("Section 145") of the Delaware General Corporation Law ("DGCL"), as it now exists or as it may be amended. Generally, Section 145 provides a detailed statutory framework covering indemnification of officers and directors against liabilities and expenses arising out of legal proceedings brought or threatened to be brought against them by reason of their being or having been directors or officers. In particular, Section 145 provides that a corporation shall indemnify its officers and directors for all reasonable expenses (including attorney's fees) of such legal proceedings when any such officer or director is successful on the merits. Further, Section 145 provides that a corporation may indemnify its officers and directors, even if any such officer or director is not successful on the merits:

     (i) for expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), as long as such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

     (ii) for the expenses of a derivative suit (a suit brought by the corporation or in the name of the corporation by a stockholder alleging breach by such officer or director of a duty owed to the corporation), as long as such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. In the event such director or officer is adjudged liable to the corporation, no indemnification may be made by the corporation unless the Delaware Court of Chancery determines that, despite such adjudication of liability, in view of all the circumstances, such officer or director is fairly and reasonably entitled to indemnification.

   In either of the above cases, indemnification may be made only after a determination that the applicable standard of conduct has been met. Such determination may be made by either a majority of the directors who are not party to such proceeding, a committee of such directors, independent legal counsel or the stockholders.

     Additionally, the Company's Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the DGCL. Thus, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (unlawful payment of dividends), or (iv) for any transaction from which the director derived an improper personal benefit.

     In addition to the above indemnification provided for in the Company's charter documents, the Company has entered into agreements to indemnify its directors and executive officers. These agreements, among other things, provide for the indemnification of the Company's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which such person provides services at the request of the Company to the fullest extent permitted by applicable law. The Company believes that these provisions and agreements will assist the Company in attracting and retaining qualified persons to serve as directors and executive officers. Section 8 of the Form of Underwriting Agreement, which section is incorporated herein by this reference, as attached as Exhibit 1.1 to the Registrant's Prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, and included in the Registration Statement on Form SB-2, as declared effective on April 10, 1997 (No. 333-20791), contains certain provisions relating to indemnification.

     The Company has obtained liability insurance insuring the Company's officers and directors against liabilities that they may incur in such capacities.

Item 7.   Exemption From Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form SB-2 (File No. 333-20791))

     4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant's Registration Statement on Form SB-2 (File No. 333-20791))

     5.1  Opinion of Morrison & Foerster LLP.

     23.1 Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

     23.2 Consent of Ernst & Young LLP, independent auditors.

     24.1 Power of Attorney.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement ;

         (ii) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, BEA Systems, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on December 7, 1999.

                                   BEA SYSTEMS, INC.



                                   By: /s/ William T. Coleman III
                                      ----------------------------------
                                       William T. Coleman III
                                       Chief Executive Officer and Chairman of
                                       the Board of Directors

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, William T. Coleman III and Steve L. Brown, with full power to act alone, his or her true and lawful attorneys-in-fact, with the power of substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and deed requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                  Title                                Date
     ---------                  -----                                ----
                            Chief Executive Officer and        December 7, 1999
                            Chairman of the Board of Directors
                            and Director (Principal Executive
/s/ William T. Coleman III  Officer)
______________________
William T. Coleman III

                            Chief Financial Officer, Executive December 7, 1999
                            President and Secretary
                            (Principal Financial Accounting
/s/ Steve L. Brown          Officer)
______________________
Steve L. Brown

                            President and Chief Operating      December 7, 1999
                            Officer Director
/s/ Alfred S. Chuang        Director
______________________
Alfred S. Chuang.

                            Director                           December  , 1999
______________________
William H. Janeway

                            Director                           December  , 1999
______________________
Stewart K.P. Gross

                            Director                           December  , 1999
______________________
Cary J. Davis

/s/ Carol A. Bartz          Director                           December 7, 1999
______________________
Carol A. Bartz

/s/ Dean O. Morton          Director                           December 7, 1999
______________________
Dean O. Morton

                                 EXHIBIT INDEX


Exhibit
Number                          Description
------                          -----------
4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form SB-2 (File No. 333-20791)).

4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant's Registration Statement on Form SB-2 (File No. 333-20791)).

5.1          Opinion of Morrison & Foerster LLP.

23.1         Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

23.2         Consent of Ernst & Young LLP, independent auditors.

24.1         Power of Attorney (See page 6).